Exhibit 10.35

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed’

PROMISSORY NOTE AND DEBT ASSUMPTION

This Promissory Note and Debt Assumption (the “Agreement”) is effective April 19, 2022,

BETWEEN:	STDC Holdings Incorporated (the “Company”), a company organized and existing under the laws of the Territory of the United States Virgin Islands with its head office located at: 6100 Red Hook Qtrs, B1-B2, St. Thomas, USVI 00802

AND:

Ham and Cheese Events LLC (the “HAM”), a company organized and existing under the laws of the State of Texas with its head office located at: 5560 Oak Bend Trail, Prosper, TX 75078

WHEREAS the Company and HAM have entered into an Asset Purchase Agreement signed on April 19th, 2022; and WHEREAS the Company has agreed to assume certain HAM notes payable related to the assets purchased,

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED AND OTHER GOOD AND VALUABLE CONSIDERATION, THE COMPANY HERETO AGREES TO ASSUME AND PROMISES TO PAY THE FOLLOWING DEBT:

Note 1: Intouch Credit Union loan dated June 7th, 2019

Note 2: Lending Club loan dated November 15th, 2021

Note 3: PayPal Business Loan dated April 7th, 2022

Note 4: Truist Bank dated April 11, 2022

Note 5: PayPal Business Loan dated October 19, 2022

In the event that any note shall go into default, and placed with an attorney for collection, then the Company agrees to pay all reasonable attorney fees and costs of collection.

The undersigned and all other parties to this Agreement, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this Agreement until each Note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the Territory of the United States Virgin Islands.

The undersigned hereby execute this Agreement as principals and not as sureties.

On behalf of Company:	On behalf of Ham and Cheese Events LLC

/s/ Scott Stawski	/s/ Hope Stawski
Scott Stawski	Hope Stawski
STDC Holdings, Inc.

PAYPAL BUSINESS LOAN AGREEMENT

Primary Business Owner

Home Address

Scott Stawski

5560 Oak Bend Trail

Prosper, TX 75078

Borrower

Ham & Cheese Events LLC

Ham & Cheese Events LLC

Billing Address

Scott Stawski

5560 Oak Bend Trail

Prosper, TX 75078

Contact Email Address

sastawski@gmail.com

PayPal Email Address

sastawski@gmail.com

Loan Summary

Loan Amount:

$ 75000.00

Total Loan Fee: (The fixed fee for the Loan)

$ 12530.70

Number of Weekly Payments:

52

Weekly Payment Amount:

$ 1683.28

Total Repayment Amount: (The sum of the Loan Amount and Total Loan Fee)

$ 87530.70

Other Terms

Fee Allocation

As outlined in the Loan Summary, the Weekly Payment Amount remains the same throughout the Loan term; however, the allocation of fee and principal, respectively, varies each week. Specifically, fee allocation will be greatest at the beginning of the Loan term and will diminish over time. An Initial Estimated Payment Schedule and pay off information may be requested by contacting 800-9415614.

Early Payoff

You may pay the Loan back early, but to do so you must pay the entire outstanding Loan Amount and the outstanding Total Loan Fee at the time of pre-payment.

If you are approved for another PayPal Business Loan or LoanBuilder A PayPal Service loan before this Loan is paid in full, and the new loan is applied to satisfy the balance on this Loan, then you may be eligible for a waiver of the outstanding Total Loan Fee at that time on this Loan.

There is no pre-payment fee.

Returned Item Fee

$20

Certain Disclosures

This Loan is Business Purpose Only

The proceeds of the requested Loan may be used only for business purposes.

THE LOAN MAY NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. Borrower understands that Borrower’s agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making Loans for consumer/personal purposes, and certain important rights conferred upon consumers, pursuant to federal or state law, will not apply to the Loan or this Agreement.

Your PayPal Business Loan is marketed and serviced by PayPal and Swift Financial, LLC, a subsidiary of PayPal, and funded by WebBank. PayPal and WebBank are not affiliated with one another.

Bank Account Information

AUTHORIZATION TO CREDIT AND DEBIT BORROWER’S BANK ACCOUNT(S) (“PAYMENT AUTHORIZATION”)

You promise that the following is a list of all of the Business’s bank accounts (as subsequently supplemented, the “Bank Accounts”). The Bank Account marked “Withdraw Payments” is the account from which the Weekly Payment Amount will be deducted (“Payment Account”). If no Bank Account is marked as the Payment Account, or if any payment cannot be initiated by us from the Payment Account for any reason, you direct us to use the Bank Accounts in sequential order as listed below as the Payment Account.

Withdraw Payments	Account #1 Bank Name:	Wells Fargo Bank, National Association

☒	Routing #:	[***]	Account #:	[***]

Withdraw Payments	Account #2 Bank Name:

☐	Routing #:		Account #:

Withdraw Payments	Account #3 Bank Name:

☐	Routing #:		Account #:

Weekly Payment Day

(*If Payment Day is less than a week from Loan funding, the first payment will be postponed to the following week)

Payment Day

Monday

(a)	Bank Account Verification. You promise that each Bank Account identified above or at some later time is a Business bank account and that you have the power and authority to (i) initiate payments from such Bank Account and (ii) authorize us (including our service providers) to initiate payments from such Bank Account. You promise that each Bank Account is a legitimate, open, and active bank account used solely for business purposes and not for personal, family or household purposes. You authorize us to verify any information you have provided about any Bank Account and to correct any missing, erroneous or out-of-date information.

(b)	Loan Proceeds. You authorize and request us to disburse the Loan Amount first to satisfy any payoffs required by Lender, and then, to the extent any funds remain, to disburse to your PayPal business account the remaining Loan Amount.

(c)	Weekly Payments and Additional Amounts. On or after each Weekly Payment Day, you authorize and direct us (or our service provider) to initiate an EFT from the Payment Account of the Weekly Payment Amount. For the amount due on the date of the final scheduled payment, we may increase or decrease the amount of the EFT to equal the total amount then outstanding under this Agreement. You authorize us to initiate EFTs from the Payment Account for any fee or charge you owe, and, if an Event of Default occurs, for any amounts due under this Agreement. We may assess any fee or charge you owe us as a separate EFT. By way of clarification, for purposes of this Payment Authorization, the term “EFT” includes automated clearing house or “ACH” transactions.

(d)	Error Correction. In the event we make an error in processing any payment, you authorize us to initiate a corrected EFT from the Bank Accounts to correct the error.

(e)	Fees for Dishonored Payments. You agree that we may submit up to two times any EFT that is dishonored. Your bank may charge you fees for unsuccessful EFTs. You agree that we will have no liability to you for such fees.

(f)	No Termination. This Payment Authorization is irrevocable and you agree to keep this Payment Authorization in force so long as this Agreement remains in place and/or any amount remains outstanding under this Agreement.

(g)	Compliance with Law and Network Rules. You acknowledge that the origination of EFTs to and from the Bank Accounts must comply with U.S. law and applicable network rules. Borrower agrees to be bound by the rules of NACHA.

(h)	Alternative Payment Methods. If you know that we will be unable to process a payment by an EFT under this Payment Authorization, you must (i) notify us, and (ii) mail or deliver a check or money order to us for the Weekly Payment Amount at the Notice Address, Attn: Payments or, if offered, pay the Weekly Payment Amount by any pay-by-phone or online service that we may make available from time to time.

Signatures

A.	BY SIGNING BELOW (EITHER MANUALLY OR ELECTRONICALLY), YOU, THE UNDERSIGNED: (1) REPRESENT THAT YOU ARE AUTHORIZED TO BIND THE BORROWER IDENTIFIED ABOVE TO THE TERMS OF THIS AGREEMENT AND THAT YOU ARE AUTHORIZED TO ACT ON BEHALF OF THE BORROWER, ITS OWNER(S) AND MANAGEMENT; (2) CERTIFY, THAT TO THE BEST OF YOUR KNOWLEDGE, THE INFORMATION PROVIDED RELATING TO THE BORROWER’S LOAN APPLICATION AND THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, INFORMATION RELATING TO THE BORROWER’S BENEFICIAL OWNER(S), IS COMPLETE AND CORRECT; (3) PROMISE THAT THE LOAN WILL BE USED SOLELY FOR BUSINESS PURPOSES AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES; (4) ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THIS ENTIRE AGREEMENT, INCLUDING THE LOAN SUMMARY, OTHER TERMS, CERTAIN DISCLOSURES, ADDITIONAL TERMS, INCLUDING THE ARBITRATION PROVISION (§ 28) AND THE PAYMENT AUTHORIZATION (EXHIBIT A); (5) AGREE TO ALL THE TERMS OF THIS AGREEMENT ON BEHALF OF BORROWER; (6) AGREE TO THE PERSONAL GUARANTY (§ 5) AND EACH SECTION OF THIS AGREEMENT REFERENCED IN SECTION 5, INCLUDING THE ARBITRATION PROVISION, INDIVIDUALLY ON YOUR OWN BEHALF; AND (7) ACKNOWLEDGE THAT SIGNING ANY OTHER PERSON’S NAME BELOW, WITHOUT SUCH PERSON’S EXPRESS CONSENT, CONSTITUTES FRAUD.

B.	LENDER’S OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL: (1) LENDER HAS COMPLETED ITS REVIEW OF THE BORROWER; (2) LENDER HAS DATED THE SIGNATURE BELOW; AND (3) LENDER HAS DISBURSED THE LOAN AMOUNT.

On Behalf of Business

By:	/s/ Scott Stawski
Name:	Scott Stawski
Title:	Owner
Date:	4/7/2022

On Behalf of Business (if needed)

By:
Name:
Title:
Date:

Guarantor

By:	/s/ Scott Stawski
Name:	Scott Stawski
Date:	4/7/2022

Guarantor

By:
Name:
Date:

Guarantor

By:
Name:
Date:

WebBank

By:	/s/ Jason C. Lloyd
Name:	Jason C. Lloyd
Title:	WebBank, President
Date:	4/7/2022

Additional Terms

1.	General; Certain Definitions. This Business Loan Agreement, including these Additional Terms, (this “Agreement”) governs the terms of the loan (the “Loan”) issued by WebBank, a Utah industrial bank (“WebBank” or “Lender”).

(a)	The words “Lender”, “we,” “us” and “our” mean WebBank, except as otherwise specified in this Agreement.

(b)	The words “you,” “your,” “yours,” “Business” and “Borrower” mean the entity identified as Borrower on the first page of this Agreement.

(c)	“Guarantor” means each person(s) who signs this Agreement in his or her individual capacity as Guarantor.

(d)	“Notice Address” means PayPal Business Loan, c/o Swift Financial, LLC, 3505 Silverside Rd., Wilmington, DE 19810 or any updated address that we provide by notice to you at any time.

(e)	Certain other terms are defined herein.

(f)	The Arbitration Provision (Section 28) is effective immediately as to Borrower, Lender and each Guarantor. We may assign all or any part of this Agreement, and any rights, licenses, responsibilities and/or obligations contained herein without restriction or limitation; following any assignment, the words “we,” “us,” and “our” will include the assignee to the extent of the assignment. YOU PROMISE TO USE THE LOAN SOLELY FOR BUSINESS PURPOSES AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

2.	Promise to Pay. You promise to pay us all amounts due under this Agreement, including the Loan Amount, Total Loan Fee and any Returned Item Fee(s).

3.	Payments.

Weekly Payments. Until the Loan is paid-in-full, you must pay us on each Weekly Payment Day the lesser of the Weekly Payment Amount or the outstanding balance you owe under this Agreement. The Loan Summary sets forth the Number of Weekly Payments you must make and the Weekly Payment Amount. The Weekly Payment Day you have selected is set forth in the below Payment Authorization. If you do not select a Weekly Payment Day, you request us to select a Weekly Payment Day on your behalf. If any Weekly Payment Day is a federal holiday, your Weekly Payment Amount will be due on the next business day. Your first Weekly Payment Amount will be due at least one week after we disburse the Loan proceeds.

4.	Returned Item Fee. To the extent permitted by applicable law, we will charge you a $20 fee if for any reason any EFT, check or other payment is returned unpaid or cannot be processed.

5.	Personal Guaranty.

(a)	Guaranty: Each Guarantor, jointly and severally if more than one, guarantees all of Borrower’s obligations, financial or otherwise, under this Agreement. Upon an Event of Default, each Guarantor shall pay all amounts due under this Agreement on demand, without requiring us first to enforce payment against Borrower. This is a guaranty of payment and not merely a guaranty of collection. This guaranty is an absolute, unconditional, primary and continuing obligation and will remain in full force and effect until all of Borrower’s financial obligations have been indefeasibly paid-in-full. Each Guarantor waives all notices to which the Guarantor might otherwise be entitled by law, and waives all defenses, legal or equitable, otherwise available to the Guarantor. Without limiting the generality of the foregoing, each Guarantor expressly agrees that we may amend this Agreement without such Guarantor’s consent, waive or decline to enforce any right against Borrower, the Collateral (as defined in Section 11) and/or any other Guarantor(s), release any other Guarantor(s) or enter into compromises with Borrower and/or any other Guarantor(s) without impairing our rights against such Guarantor.

(b)	Provisions of Agreement Applicable to Each Guarantor: Sections 6 (Events of Default), 7 (Our Rights Upon Default), 8 (Representations and Warranties), 9 (Covenants), 14 (Expenditures), 15 (Indemnity), 16 (Business Information; Reporting Information to Credit Bureaus), 17 (Use of Information), 18 (Telephone Recordings); 19 (Contacting You; Mobile Phone and Text Messages), 20 (Consent to Receive Electronic Notices and Disclosures; Correspondence), 24 (Limitation of Liability), 25 (Waiver of Right to Trial by Jury), 26 (Bankruptcy), 27 (Governing Law, Venue and Jurisdiction), 28 (Arbitration Provision), 29 (Class Action Waiver) and 30 (USA Patriot Act) and any other relevant Section apply fully to each Guarantor individually, and each reference to “you,” or “your” in such sections of this Agreement shall be deemed to apply not just to Borrower but also to each Guarantor, individually.

6.	Events of Default. Subject to applicable law, we may declare you to be in default under this Agreement if any one or more of the following events occurs and is continuing (each an “Event of Default”):

(a)	You fail to make any required payment when due or you make a payment that is dishonored;

(b)	You fail to maintain the Bank Accounts (as defined in Exhibit A), open a new bank account without our consent or in any way interfere or impair our ability to withdraw payments from a Bank Account;

(c)	You fail to provide copies of all documents and requested information related to your financial or banking affairs within five (5) business days after a request by us;

(d)	You use any proceeds of the Loan for personal, family or household purposes or to fund a dividend or other distribution to your owners;

(e)	You breach any representation, warranty, agreement, promise or covenant set forth in this Agreement, or you or any of your employees or agents provides us with any false or misleading information;

(f)	You make any act or omission that has the result of interfering with or circumventing, the payment to us of any amount owed under this Agreement, including, but not limited to: (i) conducting business under an alternative name; (ii) making use of any bank accounts other than the Bank Accounts; (iii) encouraging customers to make payments by cash that you fail to deposit into the Bank Accounts; or (iv) manipulating the use and form of business entities for the purpose of avoiding your obligations under this Agreement;

(g)	You fail to provide or assist us in maintaining access to electronic bank information for the Bank Accounts;

(h)	You fail to permit us or our agent to conduct a site inspection of your business without advance notice to you at any reasonable time during the term of this Agreement;

(i)	Without our prior express written consent, you apply for or agree to any credit, loan, cash advance or other financing that would affect the payment of any amount owed to us under this Agreement in any way;

(j)	Without our prior express written consent, you sell any of your assets outside of the ordinary course of business;

(k)	Without our prior express written consent, you undertake or permit a change of control of your business;

(l)	You become subject to any material judgment or garnishment following the date of this Agreement;

(m)	You initiate a proceeding, or a proceeding is commenced against you, under the Federal Bankruptcy Code or any other applicable federal or state insolvency laws;

(n)	You become generally unable to pay your debts;

(o)	You fail to comply with any other term or condition of this Agreement; or

(p)	You default on any other agreement that you have with us or any of our affiliates.

7.	Our Rights Upon Default. Upon any Event of Default, we may take one or more of the following actions, subject to applicable law (including any applicable notice requirement and/or right to cure): (a) either declare all or any portion of the Loan to be immediately due and payable or, without waiving any rights (including our right to later exercise any of our rights upon an Event of Default, as described in this Section), allow you to repay the Loan by making scheduled payments; (b) commence an action against you to collect all amounts owed in connection with this Agreement and all of our out-of-pocket costs and expenses, including reasonable attorneys’ fees and court costs, incurred by us in connection with the defense, protection or enforcement of our rights under this Agreement (including, without limitation, in connection with any bankruptcy proceeding) (collectively, “Costs of Collection”); (c) withdraw funds from any of your Bank Accounts by ACH debit, up to the unpaid amount that you owe us under this Agreement (including the Returned Item Fee as set forth in section 4 and any Costs of Collection); and (d) exercise any and all rights or remedies available to a secured creditor under Article 9 of the Uniform Commercial Code or analogous state laws. All rights available to us are cumulative and not exclusive of any other rights or remedies available to us in law or equity.

8.	Representations and Warranties. You and any individual signing this Agreement as a Guarantor represent and warrant to us, as of the date hereof and each day the Loan remains outstanding, as follows:

(a)	The Collateral is not subject to any claims, charges, liens, restrictions, encumbrances or security interest of any nature whatsoever not disclosed to us prior to executing this Agreement;

(b)	You are not the subject of a bankruptcy or reorganization proceeding that has not been discharged or dismissed, do not have a plan to make a bankruptcy filing and have not met with a bankruptcy attorney within the past six months;

(c)	All information that you have provided to us is true, correct and accurately reflects your financial condition and results of operations;

(d)	Business has all required permits, licenses, approval, consents and authorizations necessary to conduct your business;

(e)	Business is in compliance with all laws, regulations and requirements that affect your business;

(f)	You (and each Guarantor) have full power and authority to enter into and perform your obligations (and each Guarantor’s obligations) under this Agreement;

(g)	Business is financially solvent (i.e., your assets exceed the value of your liabilities);

(h)	Business has the legal right and ability to execute this Agreement and perform all your obligations under this Agreement without violating any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which you are subject;

(i)	Business is duly qualified, licensed and in good standing in each state in which you are doing business;

(j)	Business’s papers and all amendments thereto have been duly filed and are in proper order, and any capital stock, member interest or other equity issued by you and outstanding was and is properly issued;

(k)	Business’s books and records are accurate and up-to-date and accessible to us;

(l)	Business’s legal name is exactly as shown on this Agreement;

(m)	All the Bank Accounts are maintained at U.S. financial institutions and all the Bank Accounts were established and are used solely for business purposes and not for personal, family or household purposes.

9.	Covenants. Until all amounts outstanding under this Agreement have been paid-in-full, you and any individual signing this Agreement as a Guarantor covenant to us:

(a)	Business will: (i) preserve, renew and maintain in full force and effect your corporate or organizational existence, if any; (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable for the normal conduct of your business; and (iii) remain duly qualified, licensed and in good standing in your state of organization (if any) and every other state in which you are doing business.

(b)	Business will comply with: (i) all the terms and provisions of your organizational documents and bylaws, if any; (ii) your obligations under your material contracts and agreements; and (iii) all laws and orders applicable to you and your business, except where the failure to do so could not reasonably be expected to risk a material adverse effect on your financial condition, business or prospects or your ability to perform your obligations under this Agreement.

(c)	Business will pay, discharge or otherwise satisfy at or before maturity, all your material obligations of whatever nature, including without limitation all amounts as they are or may be due under this Agreement.

(d)	Business will not, without our prior written consent: (i) merge or consolidate with or into any other business entity; (ii) sell your assets or enter into any joint venture or partnership with any person, firm or corporation; (iii) change your name, place of business, chief executive officer, mailing address or organizational identification number, if any; (iv) change your type of organization, jurisdiction of organization or other legal structure; or (v) permit or allow a change in ownership or change of control of either the Business or the Business’ assets.

(e)	Within five (5) business days after our request, you will: (i) provide us with such information about your financial condition and operations as we may from time to time reasonably request; and (ii) sign any and all documents and provide any and all information or authorizations that we, in our sole discretion, deem necessary to implement this Agreement (including any document, information or authorization that we need in order to access, for purposes of electronic inquiry, any of your Bank Accounts).

(f)	You will promptly provide notice to us in writing upon becoming aware of any Event of Default or the occurrence or existence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

(g)	Business will not sell or pledge Collateral to another party without our prior written consent other than a sale or pledge pursuant to an agreement, not subsequently modified, in effect prior to the date of this Agreement and brought expressly to our attention.

(h)	Business will promptly pay all necessary taxes including payroll, sales and use taxes and you will make any payments that you are required to make pursuant to, and in accordance with, the requirements of any tax payment programs in which you participate.

(i)	You will, subject to the terms of this Agreement, continue to conduct all aspects of your business consistent with past practices and employ adequate staffing to maintain the operations of your business, notwithstanding the death or disability of any principal, officer or employee.

(j)	You will not share your online portal log-on credentials provided by us with any third party.

(k)	You will use the Loan solely for business purposes and not for personal, family or household purposes.

(l)	You will not permit any event to occur that could cause a diversion of any funds from the Payment Account (as defined in Exhibit A) to any other account or entity.

10.	Bank Accounts. You will maintain the Bank Accounts until all obligations are repaid under this Agreement. Additionally, you will ensure that all funds arising from Receivables (as defined in Section 11) are deposited in, or otherwise credited to, the Payment Account, including, without limitation, by: (i) depositing all cash, checks and money orders into the Payment Account no later than the business day following the business day upon which any of these items are received by you; (ii) directing all EFTs relating to Receivables to be directly deposited into the Payment Account; and (iii) directing all of your card processors to directly deposit all card payments into the Payment Account. You will not permit any event to occur that could cause a diversion of any funds from the Payment Account to any other account or entity. You will provide us and/or our authorized agents with all information or authorizations that are necessary for verifying your Receivables, receipts, deposits into and withdrawals from the Payment Account.

11.	Security Interest. In order to secure your full payment and performance of your obligations under this Agreement, you grant to us a continuing security interest in and to all of your present and future accounts, Receivables, chattel paper, deposit accounts, personal property, assets and fixtures, general intangibles, instruments, equipment and inventory (as those terms are defined in Article 9 of the Uniform Commercial Code (“UCC”)), wherever located, and with respect to these items, all proceeds now or hereafter owned or acquired by you (collectively, the “Collateral”). Upon any Event of Default, we may exercise all remedies available to secured parties under the UCC or any other applicable law. We have the right, but not the obligation, to create, sign on your behalf and file all filings that we determine are reasonably necessary to perfect our security interest in the Collateral, including without limitation, one or more UCC-1 financing statements. You agree that you will, from time to time, promptly execute and deliver all instruments and documents (including any account control agreements), and take all further action, that may be necessary or appropriate, or that we may reasonably request, to perfect our security interest in the Collateral against you and all third parties or to enable us to exercise and enforce our rights and remedies hereunder. For purposes of this Agreement, “Receivables” refers to any and all cash received from your customers’ purchases of goods and/or services from you and all payment rights arising from or occurring as a result of your customers’ purchases of goods and/or services from you, whether by checks, money orders, automated clearing house network transactions, or “ACHs”, or any other type of electronic fund transfers (collectively, “EFTs”), payment cards (including, without limitation, credit cards, charge cards, debit cards, prepaid cards, benefit cards or similar cards), extensions of credit or any other forms of payment now known or hereinafter developed.

12.	Book Entry System. You hereby appoint PayPal as your agent in maintaining, and PayPal on behalf of the Lender agrees to maintain, an appropriate book entry system for the transaction under this Agreement. This section does not affect any of Borrower’s obligations under this Agreement. This section does not limit or waive any of Borrower’s rights.

13.	Insurance. During the term of this Agreement you must obtain and maintain such insurance as we may require, in form, amounts and coverage reasonably acceptable to us, and issued by a company reasonably acceptable to us, naming us as loss payee. You must provide proof of insurance to us upon request.

14.	Expenditures. If any action or proceeding is commenced that would materially affect our interest in the Collateral or if you fail to comply with any provision of this Agreement or any related documents, including but not limited to your failure to discharge or pay when due any amounts you are required to discharge or pay under this Agreement or any related documents, we may, on your behalf (but shall not be obligated to) take any action that we deem appropriate, including but not limited to discharging or paying taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. To the extent not prohibited by applicable law, all such expenses, at our option, will be payable on demand or on the final Weekly Payment Day.

15.	Indemnity. You will defend, indemnify and hold us, as well as PayPal and our respective affiliates, successors, and assigns, harmless from any damages, liabilities, costs, expenses (including attorneys’ fees) or other harms arising out of any violation of this Agreement and any laws, statutes, regulations, ordinances, contracts or other obligations pertaining to the conduct of your business.

16.	Business Information; Reporting Information to Credit Bureaus. You, and each person individually who signs this Agreement on your behalf, in both your individual capacity and as a principal of the Business, as well as any Guarantor, authorize us to contact any third party, including any credit reporting or database service, your current, prior or third-party card processors, and your current and prior banks (including, without limitation, any bank where any Bank Account has been or will be maintained), so that we may confirm or obtain any information bearing on your creditworthiness or reputation, and obtain a credit report or background report on you and/or each individual who signs this Agreement on your behalf, together with whatever other information we determine is necessary to review your application or to monitor, maintain and collect on your account and for any other lawful purposes. Such information may include, without limitation, your credit history or similar characteristics, credit card, debit card and other payment card and instrument processing history (including, without limitation, your chargeback history), employment and education history, social security verification, criminal and civil history, Department of Motor Vehicle and other public agency records as well as any other information bearing on your credit standing, credit capacity or character or that we otherwise deem pertinent to this Agreement. This authorization to obtain reports is valid at any time during which this Agreement is in effect.

We may report information about the Loan and this Agreement to other creditors, other financial institutions and credit bureaus. Late payments, missed payments or other defaults on the Loan may be reflected in your credit report. You have the right to dispute the accuracy of information we have reported. If you believe that any information that we have reported to a credit bureau is inaccurate, or if you believe that you have been the victim of identity theft in connection with the Loan or this Agreement, you must write us at the Notice Address, Attn: Fraud/Dispute. Please include your name, address, Loan Number, telephone number and a brief description of the problem. If available, please include a copy of the credit report in question. If you believe that you have been the victim of identity theft, you must send us a police report or written statement in a form we provide you alleging that you are the victim of identity theft for a specific debt.

17.	Use of Information. You agree that all information relating to Borrower and the Loan, including without limitation, Borrower application information, and Loan balance and payment information, may be shared by Lender with PayPal, including to create and update its customer records, to assist it in better servicing you with respect to any PayPal business account you maintain, and for marketing purposes, and that you should have no expectation that Loan information will remain private from PayPal, its affiliates (companies related by common ownership or control) or with service providers who assist in delivering PayPal services or products, including financial institutions that PayPal partners with to jointly create and offer a product. These financial institutions will not use this information to market non-PayPal-related products, unless you have given consent for such marketing.

18.	Telephone Recordings. You understand and agree that we may monitor and/or record any of your phone conversations with any of our representatives. However, we are not required to monitor and/or record any such conversations.

19.	Contacting You; Mobile Phone and Text Messages. You authorize us and PayPal, and our respective affiliates, agents, assigns and service providers (collectively, the “Messaging Parties”) to contact you at any mobile phone number you provide to the Messaging Parties using autodialed or prerecorded calls or text messages in order to service your Loan, investigate or prevent fraud, or collect a debt. We will not use autodialed or prerecorded calls or texts to contact you for marketing purposes unless we receive your prior express written consent. We may share your mobile phone number with service providers with whom we contract to assist us with the activities listed above, but we will not share your mobile phone number with third parties for their own purposes without your consent. You do not have to agree to receive autodialed or prerecorded calls or texts to your mobile phone number as a condition of entering into this Agreement. You may decline or withdraw such consent by calling 800941-5614. However, we may still call you directly using other means if we need to speak with you. To stop text messages from a Messaging Party, you can also simply reply “STOP” to any text message from that Messaging Party. You understand that anyone with access to your mobile telephone account may listen to or read the messages the Messaging Parties 4889-8858-4054 leave or send you, and you agree that the Messaging Parties will have no liability for anyone accessing such messages. You further understand that, when you receive a telephone call or text message, you may incur a charge from the company that provides you with telecommunications, wireless and/or Internet services, and you agree that the Messaging Parties will have no liability for such charges.

20.	Consent to Receive Electronic Notices and Disclosures; Correspondence. You agree that we may send to you, either electronically or in writing as we elect, all documents relating to the Loan (including this Agreement). Your consent includes, but is not limited to: (a) transacting business with us online or electronically; (b) receiving disclosures or notices electronically, either via a disclosure on our website or in an email sent to you at an email address provided by you; and (c) receiving electronically all relevant documents, communications, notices and/or contracts related to the Loan or this Agreement. Any written or electronic correspondence we send to you will be effective and deemed delivered when emailed or mailed to you at your mail address, as it appears on our records. You shall promptly notify us of any change to your email address or your mailing address. All notices to us must be sent to the Notice Address, with such attention as may be specified in this Agreement. To the extent permitted under applicable law, any notice you send us will not be effective until we receive and have a reasonable opportunity to act on such notice. Any written or electronic correspondence we send to you will be effective and deemed delivered when sent or mailed to you at your mail or email address, as they appear on our records.

21.	Partial Payments Marked Payment in Full. Any check or other payment you send us for less than the total outstanding balance that is marked “payment in full” or with any similar language or that you otherwise tender as full satisfaction of a disputed amount must be sent to the Notice Address, Attn: Payment of Disputed Amount. We may deposit any such payment without such deposit effecting a satisfaction of the disputed amount.

22.	Inadvertent Overcharges. It is not our intention to charge any interest, fees or other amounts in excess of those permitted by applicable law or this Agreement. If any interest, fee or other amount is finally determined to be in excess of that permitted by applicable law or this Agreement, the excess amount will be applied to reduce any amount due under this Agreement or, if there is no amount due under this Agreement, will be refunded to you.

23.	Delay in Enforcement. We may at any time and in our sole discretion delay or waive enforcing any of our rights or remedies under this Agreement or under applicable law without losing any of those or any other rights or remedies. Even if we do not enforce any rights or remedies at any one time, we may enforce them at a later date.

24.	Limitation of Liability. WITH RESPECT TO ANY CLAIMS YOU MAY HAVE AGAINST US, YOUR SOLE REMEDY WILL BE AN ACTION AT LAW FOR ACTUAL MONEY DAMAGES THAT SHALL NOT EXCEED THE AMOUNT OF ANY FEES AND INTEREST PAID TO US. IN NO EVENT SHALL WE BE LIABLE TO YOU FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR INDIRECT DAMAGES OR LOSSES, OR LOST PROFITS, RELATING TO THIS AGREEMENT, IN TORT OR CONTRACT, OR OTHERWISE, INCLUDING ANY NEGLIGENCE.

25.	Waiver of Right to Trial by Jury. YOU AND WE ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT BUT MAY BE WAIVED IN CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, YOU AND WE KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT. THIS JURY TRIAL WAIVER SHALL NOT AFFECT OR BE INTERPRETED AS MODIFYING IN ANY FASHION THE ARBITRATION PROVISION TO WHICH YOU AND WE ARE SUBJECT, WHICH CONTAINS ITS OWN SEPARATE JURY TRIAL WAIVER.

26.	Bankruptcy. All bankruptcy notices and related correspondence to us must be sent to the Notice Address, Attn: Bankruptcy Notice. You represent and covenant that you have no current intent to file any bankruptcy petition and have not consulted a bankruptcy attorney in the past six months.

27.	Governing Law, Venue and Jurisdiction. Except as set forth to the contrary in the Arbitration Provision, any claim, dispute or controversy arising from or relating to your Loan or this Agreement, whether based in contract, tort, fraud or otherwise, is governed by, and construed in accordance with, federal law and, to the extent state law applies, the law of the State of Utah without regard to otherwise applicable principles of conflicts of law. All litigation, suits, court proceedings and other actions (except as set forth to the contrary in the Arbitration Provision) arising from or relating to the Loan or this Agreement or in any way related to the parties’ relationship will be submitted to the jurisdiction of the state and federal courts of the State of Utah and the exclusive venue for all such suits, proceedings and other actions will be in Salt Lake County, Utah or such other jurisdiction that may be mutually agreed to by the parties. No action may be brought in any other state or jurisdiction. Notwithstanding the foregoing, we may elect to commence litigation and court proceedings in the state and federal courts of the state in which Business is located. The parties waive any claim against or objection to the in personam jurisdiction and venue in the courts of Salt Lake County, Utah. ALL PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, COUNTERCLAIM, CROSS-CLAIM, OR THIRD-PARTY CLAIM BROUGHT BY ANY OF THE PARTIES HERETO ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS AGREEMENT.

28.	Arbitration Provision.

(a)	Any party may elect to resolve any Claims (as defined below) by submitting to binding arbitration before one arbitrator selected by an Administrator. “Administrator” means the American Arbitration Association (“AAA”), 1633 Broadway, 10th Floor, New York, NY 10019, www.adr.org, 800-778-7879 or JAMS, 620 Eighth Avenue, 34th Floor, New York, NY 10018, www.jamsadr.com, 800-352-5267 or, if AAA and JAMS cannot serve, another company selected by you and us or by a court. For purposes of this Arbitration Provision, “we”, “us”, and “our” mean Lender and PayPal, together with any subsequent holder of this Agreement or participant in the Loan, and each of our and their respective officers, directors, agents, representatives, contractors, employees, affiliates, successors and assigns; and “you” and “your” mean Borrower and each Guarantor, together with their successors. Filing, administrative, hearing and/or other fees, including attorney’s fees and costs, will be borne in accordance with the Administrator’s rules except as set forth in Section 7 above with respect to an Event of Default. For a AAA proceeding, AAA’s Commercial Arbitration Rules shall apply. For a JAMS proceeding, Streamlined Arbitration Rules shall apply. Hearings may be held via teleconference, but if the arbitrator decides that an in-person hearing is required, the arbitration will be held in Wilmington, Delaware or other location as may be mutually agreed upon. NO CLAIM SUBMITTED TO ARBITRATION WILL BE HEARD BY A JURY.

(b)	“Claim” shall mean any claim, dispute or controversy between you and us that requires a legal decision to resolve, including disputes arising from actions or omissions prior to the date of this Agreement. Claim has the broadest reasonable meaning and includes disputes based upon contract, tort, fraud, constitution, statute, regulation, ordinance, common law and equity. Claim includes any claim asserted by or against any officer, director, or employee of the Business in his or her individual capacity. By way of clarification, the arbitrator may not preside over any form of a representative or class proceeding and shall have no authority to conduct any such class, private attorney general or multi-party hearing. However, any dispute about the validity, enforceability, coverage or scope of this arbitration provision or any part thereof shall be for the arbitrator to decide.

(c)	Any court with jurisdiction may enter judgment upon the arbitrator’s award, which will be final and binding except for any appeal right under the Federal Arbitration Act (the “FAA”).

(d)	The Loan involves interstate commerce and this Arbitration Provision shall be governed by the FAA and not by any state law concerning arbitration. The arbitrator shall follow applicable substantive law to the extent consistent with the FAA, applicable statutes of limitation and privilege rules that would apply in a court proceeding, and shall be authorized to award all remedies available in an individual lawsuit under applicable substantive law, including, without limitation, compensatory, statutory and punitive damages (which shall be governed by the constitutional standards applicable in judicial proceedings), declaratory, injunctive or other equitable relief, and attorneys’ fees and costs. Upon the timely request of either party, the arbitrator shall write a brief explanation of the basis of the award. The arbitrator will follow rules of procedure and evidence consistent with the FAA, this Arbitration Provision and the Administrator’s rules.

(e)	This Arbitration Provision shall survive the termination or expiration of this Agreement, your fulfillment or default of your obligations under this Agreement and/or your or our bankruptcy or insolvency (to the extent permitted by applicable law). In the event of any conflict or inconsistency between this Arbitration Provision and the Administrator’s rules or other parts of this Agreement, this Arbitration Provision will govern. If any portion of this Arbitration Provision, other than the Class Action Waiver, is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force. If a determination is made with respect to any class Claim that the Class Action Waiver is unenforceable, only this sentence of the Arbitration Provision will remain in force and the remaining provisions shall be null and void, provided that the determination concerning the Class Action Waiver shall be subject to appeal.

(f)	Notwithstanding any other provision of this Agreement, Borrower may opt-out of the requirement to have disputes resolved via arbitration by providing us written notice of such opt-out within ten (10) days of your receipt of the Loan Amount. To be effective the notice must be sent to PayPal Business Loan Arbitration Opt-Out, c/o Swift Financial LLC, 3505 Silverside Road, Wilmington, DE 19810.

29.	Class Action Waiver. EXCEPT WHERE PROHIBITED BY PUBLIC POLICY, NEITHER YOU NOR WE WILL HAVE THE RIGHT TO: (I) PARTICIPATE IN A CLASS ACTION, EITHER AS A CLASS REPRESENTATIVE, CLASS MEMBER OR OTHERWISE; (II) ACT AS A PRIVATE ATTORNEY GENERAL; OR (III) JOIN OR CONSOLIDATE CLAIMS BY OR AGAINST YOU WITH CLAIMS BY OR AGAINST ANY OTHER PERSON.

30.	USA Patriot Act.

IMPORTANT INFORMATION ABOUT OUR PROCEDURES FOR OPENING A NEW ACCOUNT:

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.

31.	Miscellaneous. This Agreement shall be binding upon Business and inure to the benefit of Lender, its successors and assigns. Neither this Agreement, nor any of the rights, licenses, responsibilities and/or obligations contained therein, may be transferred, assigned, licensed or delegated by Business without our written permission, which we are not required to give. This Agreement constitutes the entire understanding among the parties pertaining to the Loan, and merges and supersedes all prior negotiations, discussions (whether oral or written) and earlier contracts of a similar nature. This Agreement may not be amended, modified or limited except by a written agreement executed by both you and us. Any provision of this Agreement that is found to be invalid under applicable law shall be invalid only with respect to the offending provision and only to the extent of the invalidity and this Agreement shall be construed to best effectuate the intent of the parties. This Agreement may be executed via fax or electronically with full binding force and effect.